EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                              18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of the BFA Liquidation Trust (the "COMPANY"), that, to his knowledge:

                  (a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2003 as filed with the Securities and Exchange Commission (the "REPORT"), fully complies with the requirements of
                           Section 13(a) of the Securities Exchange Act of 1934; and

                  (b)      the  information   contained  in  the  Report  fairly
                           presents, in all material respects, the financial condition and results of operations of the Trust.

Date: August 13, 2003                  By:      /s/ Clifton R. Jessup, Jr.
                                                --------------------------
                                       Name:    Clifton R. Jessup, Jr.
                                       Title:   Liquidating Trustee

Date: August 13, 2003                  By:      /s/ Mark A. Roberts
                                                -------------------
                                       Name:    Mark A. Roberts
                                       Title:    Assistant to the Liquidating
                                                 Trustee

This certification is not deemed to be "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

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